UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 27, 2016

CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
198 Champion Court
San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 943-2600
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 27, 2016, Cypress Semiconductor Corporation ("Cypress," or the "Company") adopted a restructuring plan (the "2016 Restructuring Plan") to realign our organizational structure and shift our investments and focus to our high-growth businesses. As part of the 2016 Restructuring Plan, Cypress expects to eliminate approximately 500 positions from its global workforce across all business and functional areas. In connection with this action, the Company expects to record and pay in cash employee severance and other related charges in a range of approximately $40 million to $50 million, primarily in the third and fourth fiscal quarters of 2016. A portion of the charges may be recorded and paid in cash through fiscal year 2017. The actual timing and costs of the plan may differ materially from the Company’s current expectations and estimates. The Company plans to reinvest a substantial portion of the savings generated from the 2016 Restructuring Plan into employee related matters and certain business initiatives and opportunities. Consequently, the 2016 Restructuring Plan may not result in a material reduction in our future operating expenses.

The Company does not plan to further update these estimates but intends to provide details of the restructuring costs as part of its quarterly financial reporting, if needed.

The foregoing contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the size of the restructuring and the amount and timing of the related charges. Statements regarding future events are based on Cypress’s current expectations and are necessarily subject to associated risks related to the completion of the restructuring in the manner anticipated by Cypress. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including Cypress’s ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges. For information regarding other factors that could cause Cypress’s results to vary from expectations, please see the “Risk Factors” section of Cypress’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. Cypress undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 3, 2016	CYPRESS SEMICONDUCTOR CORPORATION

		By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration
and Chief Financial Officer